Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hamilton Bancorp, Inc.

Baltimore, Maryland

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated June 29, 2018, relating to the consolidated financial statements of Hamilton Bancorp, Inc. included in Hamilton Bancorp, Inc.’s Annual Report on 10-K for the year ended March 31, 2018 and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

January 9, 2019